UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

GUSKIN GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Great America Parkway, PMB 38, Ste 100

Santa Clara, CA 95054

 (Address of principal executive offices, Zip Code)

(408) 766-1511

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

GUSKIN GOLD CORP.

Form 8-K

Current Report

Item 7.01 - Regulation FD Disclosure.

On September 14, 2022, Guskin Gold Corp. (the “Company”) issued a press release announcing that it had made an investor information kit available on its website. The kit includes the background and history of the Company and its industry, as well as general information about the Company’s business segments and answers to frequently asked questions. Copies of the press release and the investor information kit are attached hereto as Exhibits 99.1 and 99.2, respectively. The information contained in the investor information kit speaks only as of the date thereof and the Company does not assume any obligation to correct or update this information in the future.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished in accordance with Regulation FD and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information contained in this Item 7.01 and in Exhibit 99.1 hereto is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Press Release, dated September 14, 2022
99.1	Investor Information Kit dated September 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GUSKIN GOLD CORP.

September 14, 2022	/s/ Naana Asante
Name: Naana Asante
Title: Chief Executive Officer

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